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                                                                    EXHIBIT 99.1

                                  P-COM, INC.
                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                     -------------------------------------


               As Amended and Restated Through November 30, 2000
          (Assuming Stockholder Approval at the 2000 Annual Meeting)


                                  ARTICLE ONE

                               GENERAL PROVISIONS



      I.  PURPOSE OF THE PLAN

          This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of P-COM, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.  The Plan shall be divided into three separate equity programs:

                    (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                    (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                    (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Except to the extent the Primary Committee is granted sole and exclusive authority under one or more specific provisions of the Plan, administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in these programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                    (i)   Employees,

                    (ii) non-employee members of the Board or of the board of directors of any Parent or Subsidiary, and

                    (iii) consultants or other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals eligible to receive option grants under the Automatic Option Grant Program shall be limited to (i) those individuals who were serving as non-employee Board members on February 1, 1996, (ii) those individuals who first become non-employee Board members after February 1, 1996, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after February 1, 1996. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial 40,000-share option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 14,934,459 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, (ii) an additional increase of 640,000 shares of Common Stock previously authorized by the Board and approved by the Corporation's stockholders prior to the Plan Effective Date, (iii) an additional increase of 1,600,000 shares of Common Stock authorized by the Board on February 1, 1996 and approved by the Corporation's stockholders at the 1996 Annual Meeting, (iv) a further increase of 3,000,000 shares of Common Stock authorized by the Board in April 1997 and approved by the stockholders at the 1997 Annual Meeting, (v) the 683,737 shares of Common Stock added to the share reserve on January 2, 1998 by reason of the automatic share increase provisions of Section V.B of this Article One, (vi) a further increase of 3,500,000 shares of Common Stock authorized by the Board on March 11, 1998 and approved by the Corporation's stockholders at the 1998 Annual Meeting, (vii) the 714,834 shares of Common Stock added to the share reserve on January 4, 1999 by reason of the automatic share increase provisions of Section V.B of this Article One, plus
(viii) a further increase of 1,500,000 shares of Common Stock authorized by the Board in October 2000 and approved by the stockholders at the 2000 Annual Meeting.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each of the 1998 and 1999 calendar years by an amount equal to one and six-tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases. The automatic share increases previously approved by the stockholders for calendar years 2000 and 2001 shall not be implemented.

          C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 2,400,000 shares of Common Stock in the aggregate over the term of the Plan. The increase to this limitation from 1,600,000 shares to 2,400,000 shares was authorized by the Board in October 2000 and approved by the Stockholders at the 2000 Annual Meeting.

          D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regnant provisions of

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Article Two.  Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments deter-mined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

  I.  OPTION TERMS

      Each granted option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

      A.   Exercise Price.
           --------------

           1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

           2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option grant, be payable in one or more of the forms specified below :

              (i)    cash or check made payable to the Corporation,

              (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

              (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (A) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

      Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      B.  Exercise and Term of Options. Each option shall be exercisable at such
          ----------------------------
times or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the document evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

      C.  Effect of Termination of Service.
        --------------------------------

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

              (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

              (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

              (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

              (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

              (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

    D.  Stockholder Rights.  The holder of an option shall have no stockholder
        ------------------
rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E.  Repurchase Rights.  The Plan Administrator shall have the discretion
        -----------------
to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

    F.  Limited Transferability of Options.  During the lifetime of the
        ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

  II. INCENTIVE OPTIONS

      The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

    A.   Eligibility.  Incentive Options may only be granted to Employees.
         -----------

    B.   Dollar Limitation.  The aggregate Fair Market Value (determined as
         -----------------
of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

      C.   10% Stockholder.  If any Employee to whom an Incentive Option is
           ---------------
granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

  III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

      A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

      B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

      C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction.

      D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

      E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan and (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the remaining term of the Plan.

        F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

        G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration of the option term.

        H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  IV.   CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall not (a) cancel any outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and grant in substitution new options covering the same or different number of shares of common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new options grant date, or (b) except as provided in Article One,
Section V(E), reduce the exercise price of any outstanding options.

  V.    STOCK APPRECIATION RIGHTS

        A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

        B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                     (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (A) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares.

                     (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                     (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

        C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                     (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                     (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                     (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                     (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM
                             ----------------------

     I.  STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

         A.  Purchase Price.
             --------------

             1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock issuance date.

             2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for one or both of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                 (i)  cash or check made payable to the Corporation, or

                 (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.  Vesting Provisions.
             ------------------

             1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                 (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                 (ii) the number of installments in which the shares are to vest,

                 (iii) the interval or intervals (if any) which are to lapse between installments, and

                 (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

             2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

             3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

             4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

             5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares of Common Stock subject to such rights upon the occurrence of a Corporate Transaction.

          C. Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to (i) provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares subject to such rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant's Service within a specified period following the effective date of such Change in Control.

     III.  SHARE ESCROW/LEGENDS

           Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR
                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

     I.  OPTION TERMS

         A.  Grant Dates.  Pursuant to the provisions of the February 1, 1996
             -----------
restatement of this Article Four, option grants shall be made to Eligible Directors in accordance with the grant date provisions specified below:

         1. Each individual serving as an Eligible Director on February 1, 1996 was automatically granted on such date a Non-Statutory Option to purchase 40,000 shares of Common Stock.

         2. Each individual who first becomes an Eligible Director after February 1, 1996 shall automatically be granted, on the date such individual is first elected or appointed as a non-employee Board member, a Non-Statutory Option to purchase 40,000 shares of Common Stock.

         3. On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue as an Eligible Director shall automatically be granted, whether or not he or she is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 4,000 shares of Common Stock, provided such individual has not received an option grant pursuant to this Automatic Option Grant Program within six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 4,000-share option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.D. of Article One.

             Stockholder approval of this 2000 Restatement at the 2000 Annual Stockholders Meeting will constitute pre-approval of each option subsequently granted on or after the date of such Annual Meeting pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

         B.  Exercise Price.
             --------------
         1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

         2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         C.  Option Term.  Each option shall have a term of ten (10) years
             -----------
measured from the option grant date.

         D.  Exercise and Vesting of Options.  Each option shall be immediately
             -------------------------------
exercisable for any or all of the option shares. However, any shares purchased under the 40,000-share initial option grant made to each newly elected or appointed non-employee Board member shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon such individual's cessation of Board service prior to vesting in those shares. The shares subject to each such initial option grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, in a series of eight (8) successive equal quarterly installments upon the Optionee's completion of each three (3) months of continued service as a Board member over the twenty-four
(24)-month period measured from the option grant date. The shares subject to each 4,000-share annual option grant made to each continuing non-employee Board member at the 1999 Annual Stockholders Meeting or at any subsequent Annual Stockholders Meeting shall be fully-vested as of the grant date.

         E.  Effect of Termination of Board Service.  The following provisions
             --------------------------------------
shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

             (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

             (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

             (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
(12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

             (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares at that time.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, any shares of Common Stock at the time subject to an outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of those option shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, any shares of Common Stock at the time subject to an outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the option shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Each such option shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FIVE

                                 MISCELLANEOUS
                                 -------------

     I.   FINANCING

          A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

          B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                   (i)  Stock Withholding:  The election to have the
                        -----------------
     Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                    (ii) Stock Delivery:  The election to deliver to the
                         --------------
     Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective on the date on which the Underwriting Agreement was executed and the initial public offering price of the Common Stock was established. The Plan serves as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date have been incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          B. The Plan was amended and restated by the Board, effective February 1, 1996 (the "February 1996 Restatement") to effect the following revisions: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,600,000 shares to 5,535,888 shares and (ii) enhance the benefit and eligibility provisions of the Automatic Option Grant Program in order to (A) effect an automatic option grant for 40,000 shares of Common Stock on February 1, 1996 to each individual serving as a non-employee Board member at that time, (B) increase the number of shares for which an initial option grant is to be made under the Automatic Option Grant Program to each newly-elected non-employee Board member to 40,000 shares, (C) authorize a series of automatic option grants to be made annually to each non-employee Board member, in the amount of 4,000 shares per annual grant, over that individual's period of continued service as a Board member and (D) allow non-employee Board members who joined the Board prior to the implementation of the Plan to qualify for such annual option grants. The February 1996 Restatement became effective immediately upon adoption by the Board and was approved by the Corporation's stockholders at the 1996 Annual Meeting. All option grants made under the Plan prior to the February 1996 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the February 1996 Restatement shall be deemed to modify or in any way affect those outstanding options.

          C. In April 1997, the Board further amended and restated the Plan (the "April 1997 Restatement") to effect the following revisions: (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 3,000,000 shares to 8,535,888 shares, (ii) implement an automatic share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan shall automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, (iii) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant and Stock Issuance Programs, (iv) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise or direct issue price paid per share to be reissued under the Plan, (v) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (vi) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The stockholders approved the April 1997 Restatement at the 1997 Annual Meeting. All option grants made under the Plan prior to the April 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the April 1997 Restatement shall be deemed to modify or in any way affect those outstanding options.

          D. On March 11, 1998 the Board further amended and restated the Plan (the "1998 Restatement") to increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 3,500,000 shares. The stockholders approved the 1998 Restatement at the 1998 Annual Meeting. All option grants made under the Plan prior to the 1998 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1998 Restatement shall be deemed to modify or in any way affect those outstanding options.

          E. In both August and October of 2000 the Board further amended and restated the Plan (the "2000 Restatement") to (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 1,500,000 shares, (ii) increase the limit on the maximum number of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan
from 1,600,000 shares to 2,400,000 shares, (iii)   eliminate the automatic share
increase provisions of the Plan pursuant to which the number of shares available for issuance under the Plan would automatically increase on the first trading day in January in each of calendar years 2000 and 2001 by an amount equal to 1.6% of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar year, (iv) eliminate the provisions of the Plan which would otherwise allow option grants to be made with exercise prices below the Fair Market Value of the option shares on the grant date, (v) modify the option cancellation/regrant provisions of the Plan to require stockholder approval of any further repricing of outstanding options and to subject any subsequent changes to that requirement to further stockholder approval and (vi) revise the provisions of the Automatic Option Grant Program in effect under Article Four so that the annual 4,000-share option grant made to each continuing non-employee Board member would be fully vested upon grant rather than vesting in quarterly installments over the two-year period measured from the grant date.

All option grants and stock issuances made prior to the 2000 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 2000 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances.

          F. The option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan
Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such acceleration.

          G. The Plan shall terminate upon the earliest of (i) January 10, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitations of that program. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Also, after August 30, 2000, Article Two, Section I(A)(1) and Article Two, Section IV (and, to the extent those sections are incorporated, Article Four, Section III) cannot be amended except with the consent of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the stockholders.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX
                                   --------
          The following definitions shall be in effect under the Plan:

          A.  Automatic Option Grant Program shall mean the automatic option
              ------------------------------
grant program in effect under Article Four of the Plan.

          B.   Board shall mean the Corporation's Board of Directors.
               -----

          C.   Change in Control shall mean a change in ownership or control of
               -----------------
the Corporation effected through either of the following transactions:

                 (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                 (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          D.   Code shall mean the Internal Revenue Code of 1986, as amended.
               ----

          E.   Common Stock shall mean the Corporation's common stock.
               ------------

          F.   Corporate Transaction shall mean either of the following
               ---------------------
stockholder-approved transactions to which the Corporation is a party:

                 (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                 (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          G.   Corporation shall mean P-COM, Inc., a Delaware corporation.
               -----------

          H.   Discretionary Option Grant Program shall mean the discretionary
               ----------------------------------
option grant program in effect under Article Two of the Plan.

          I.   Eligible Director shall mean a non-employee Board member eligible
               -----------------
to participate in the Automatic Option Grant Program in accordance with the provisions of Section IV.E of Article One.

          J.    Employee shall mean an individual who is in the employ of the
                --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K.   Exercise Date shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          L.   Fair Market Value per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:

                 (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                 (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M.   Hostile Take-Over shall mean the acquisition, directly or
               -----------------
indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          N.   Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

          O.   Involuntary Termination shall mean the termination of the Service
               -----------------------
of any individual which occurs by reason of:


                 (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                 (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          P. Misconduct shall mean the commission of any act of fraud,
             ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          Q.   1934 Act shall mean the Securities Exchange Act of 1934, as
               --------
amended.

          R.   Non-Statutory Option shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          S.   Optionee shall mean any person to whom an option is granted under
               --------
the Discretionary Option Grant or Automatic Option Grant Program.

          T.   Parent shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U.   Participant shall mean any person who is issued shares of Common
               -----------
Stock under the Stock Issuance Program.

          V.   Permanent Disability or Permanently Disabled shall mean the
               --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

          W.   Plan shall mean the Corporation's 1995 Stock Option/Stock
               ----
Issuance Plan, as set forth in this document and as amended from time to time.

          X.   Plan Administrator shall mean the particular entity, whether the
               ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Y.   Plan Effective Date shall mean the date on which the Underwriting
               -------------------
Agreement was executed and the initial public offering price was established.

          Z.   Predecessor Plan shall mean the Corporation's 1992 Stock Option
               ----------------
Plan.

          AA.  Primary Committee shall mean the committee of two (2) or more
               -----------------
non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          BB.  Secondary Committee shall mean a committee of two (2) or more
               -------------------
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

          CC.  Section 16 Insider shall mean an officer or director of the
               ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          DD.  Section 12(g) Registration Date shall mean the first date on
               -------------------------------
which the Common Stock was registered under Section 12(g) of the 1934 Act.

          EE.  Service shall mean the provision of services to the Corporation
               -------
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non--employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

          FF.  Stock Exchange shall mean either the American Stock Exchange or
               --------------
the New York Stock Exchange.

          GG.  Stock Issuance Agreement shall mean the agreement entered into by
               ------------------------
the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          HH.  Stock Issuance Program shall mean the stock issuance program in
               ----------------------
effect under Article Three of the Plan.

          II.  Subsidiary shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          JJ.  Take-Over Price shall mean the greater of (i) the Fair Market
               ---------------
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          KK.  10% Stockholder shall mean the owner of stock (as determined
               ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          LL.  Underwriting Agreement shall mean the agreement executed between
               ----------------------
the Corporation and the underwriter or underwriters who managed the initial public offering of the Common Stock.

          MM.  Withholding Taxes shall mean the Federal, state and local income
               -----------------
and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of such holder's options or the vesting of his or her shares.